TIAA-CREF
Funds of Funds
Form N-SAR for the period ended May 31, 2014


Item 77 Q1. Other Exhibits

Amendments to the Declaration of Trust

Sub-Item 77Q1(a)

On February 27, 2014, under Conformed Submission 485BPOS, accession number, 0000930413-14-000950, a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) dated December 13, 2013 (the Authorization) was previously filed with the SEC as exhibit 99.A(17) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF Emerging Markets Debt Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.
Amendment to the Declaration of Trust

On June 27 2014, under Conformed Submission 485APOS, accession number, 0000930413-14-003033, a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) dated May
13, 2014 (the Authorization) was previously filed with the SEC as exhibit 99.A(18) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF Lifecycle 2060 Fund and Lifecycle Index 2060 Fund as two new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.